Exhibit 99.2

POWER OF ATTORNEY

The undersigned (the "Principal") hereby constitutes and appoints each of Harry Brandler and Daniel Roitman (each, an "Agent"), signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as managing member and/or officer of each of Greenlight Capital, LLC, Greenlight Capital, Inc., DME Management GP, LLC, DME Advisors GP, LLC, DME Advisors, LP, DME Capital Management, LP and any other entity and in the undersigned's individual capacity, Forms 3, 4, and 5 in accordance with Section 16(a) of Securities Exchange Act of 1934, as amended (the "Act") and the rules thereunder and Schedules 13D and 13G in accordance with Section 13(d) of the Act and the rules thereunder, in each case with respect to securities of any issuer (an “Issuer”) of securities registered pursuant to Section 12 of the Act,

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and file any such form or amendment with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 or Section 13 of the Act.

This Power of Attorney shall remain in full force and effect until, in the case of each Issuer, the undersigned is no longer required to file Forms 3, 4 or 5 and Schedule 13D or 13G with respect to the undersigned's direct or indirect beneficial ownership of and transactions in securities of such Issuer, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney.  This Power of Attorney is not intended to revoke or terminate any prior powers of attorney.  If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

The following disclosure is required to be included verbatim in all powers of attorney subject to Title 15 of Article 5 of the New York State General Obligations Law.

“CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  “Important Information for the agent” at the end of this document describes your agent’s responsibilities.  Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your Agent cannot make health care decisions for you.  You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.  You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:
The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.”

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of May 2010.

Signature:                      /s/ David Einhorn
         David Einhorn

STATE OF NEW YORK                                           )

                      )           ss.:

COUNTY OF NEW YORK                                        )

On 24th day of May 2010, before me personally appeared David Einhorn, to me known to be the individual described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that he executed the same as his free act and deed.

                                                                                         /s/ Camille E. Granato
Notary Public
My commission expires:

[Seal]                                                                                     Camille E. Granato
Notary Public, State of New York
No. 01GR1532330
Qualified in New York County
Commission Expires Dec. 31, 2013

Agreed and Accepted:

Signature:                      /s/ Harry Brandler
         Harry Brandler

STATE OF NEW YORK                                           )

                      )           ss.:

COUNTY OF NEW YORK                                        )

On 24th day of May 2010, before me personally appeared Harry Brandler, to me known to be the individual described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that he executed the same as his free act and deed.

                                                                                         /s/ Camille E. Granato
Notary Public
My commission expires:

[Seal]                                                                                     Camille E. Granato
Notary Public, State of New York
No. 01GR1532330
Qualified in New York County
Commission Expires Dec. 31, 2013

Agreed and Accepted:

Signature:                      /s/ Daniel Roitman
         Daniel Roitman

STATE OF NEW YORK                                           )

                      )           ss.:

COUNTY OF NEW YORK                                        )

On the 24th day of May 2010, before me personally appeared Daniel Roitman, to me known to be the individual described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that he executed the same as his free act and deed.

                                                                                         /s/ Camille E. Granato
Notary Public
My commission expires:

[Seal]                                                                                     Camille E. Granato
Notary Public, State of New York
No. 01GR1532330
Qualified in New York County
Commission Expires Dec. 31, 2013